                 [LETTERHEAD OF ADVANCED MICRO DEVICES, INC.]

NEWS RELEASE


                               For further information:
                               Chuck Mulloy
                               (408) 749-5481



                       AMD REPORTS 1995 YEAR-END RESULTS


SUNNYVALE, CA ... January 10, 1996 ... Advanced Micro Devices (AMD) today reported 1995 year-end sales of $2,429,724,000, an increase of 14 percent compared to the $2,134,659,000 reported for fiscal 1994. Net income applicable to common stockholders was $300,511,000, compared to $294,916,000 for 1994. Earnings per share were $2.81 on a fully diluted basis, compared to $2.92 per share fully diluted reported for 1994.

Sales for the fourth quarter of 1995 were $539,029,000, up nine percent compared to $545,168,000 reported for the fourth quarter of 1994. Third quarter sales were $590,385,000. Net income applicable to common stockholders was $55,572,000 or $0.52 per share, up 46 percent compared to $38,171,000 or $0.39 per share fully diluted earned in the fourth quarter of 1994. The fourth quarter 1994 net income reflected a one-time charge for a litigation settlement. Third quarter 1995 net income was $56,163,000 or $0.52 per share. Net income in the fourth quarter of 1995 benefited from a lower tax rate.

The company again reported strong demand for its flash products. "Sales of our flash devices grew over 20 percent on a sequential basis and nearly tripled year-over-year," said W.J. Sanders III, chairman and chief executive officer of AMD. "Late in the quarter we began sampling our new 3 volt-only flash memory products, which we believe will gain wide acceptance for battery powered applications in 1996."

                                    More...

Overall sales in the fourth quarter were only nominally higher over the third quarter due to lower than expected unit shipments of Am486(R) microprocessors. "With the exception of Microsoft(R) Windows(R)-compatible microprocessors, our product sales increased by eight percent sequentially and more than 36 percent for the year," Sanders said.

In December, AMD broadly sampled customers with the first member of its K86(TM) Superscalar Family of Microsoft Windows-compatible microprocessors, code named SSA/5-75. This microprocessor is a plug-in replacement for a Pentium 75. Also during the quarter, AMD commenced shipments of its AM5x86(TM)-P75 microprocessor. This device exceeds the performance of a Pentium 75 while maintaining socket compatibility with 486 motherboards. Both products are manufactured on AMD's 0.35 micron logic process technology.

Focusing on personal and networked computing and communications markets, Advanced Micro Devices, Inc., produces microprocessors and related peripherals, flash memories, programmable logic devices, and circuits for telecommunications and networking applications. Founded in 1969, AMD has sales and manufacturing facilities worldwide.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release looking forward in time involve risks and uncertainties, including product demand and market acceptance risks, the effect of changing economic conditions, the impact of competitive products and pricing, risks in technology development, risks in product development and commercialization, the effect of the company's accounting policy, and other risk factors detailed in the company's Securities and Exchange Commission filings.


                                      ###


Am5x86 and K86 are trademarks of Advanced Micro Devices.
Am486 is a registered trademark of Advanced Micro Devices.
Microsoft and Windows are registered trademarks of Microsoft Corporation.

All other product names used in this press release are for identification purposes only and may be trademarks of their respective companies.

Advanced Micro Devices, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(Thousands except per share amounts)

                                                                Quarter Ended                                  Year Ended
                                                                 (Unaudited)                                    (Audited)
------------------------------------------------------------------------------------------------------------------------------------
                                               Dec. 31,            Oct. 1,           Dec. 25,            Dec. 31,          Dec. 25,
                                                1995                 1995              1994                1995              1994
------------------------------------------------------------------------------------------------------------------------------------
Net sales....................................  $593,029            $590,385          $545,168           $2,429,724       $2,134,659

Cost of sales................................   362,801             344,344           263,837            1,298,876          982,306
Research and development.....................   104,009             100,014            76,115              397,555          279,984
Marketing, general, and administrative.......    95,181              95,525            87,236              385,016          359,230
------------------------------------------------------------------------------------------------------------------------------------
                                                561,991             539,883           427,188            2,081,447        1,621,520
------------------------------------------------------------------------------------------------------------------------------------
Operating income.............................    31,038              50,502           117,980              348,277          513,139

Litigation settlement........................         -                   -           (58,000)                   -          (58,000)
Interest income and other, net...............     7,526               9,867             5,317               30,763           16,259
Interest expense.............................      (706)                  -                (1)                (707)          (1,844)
------------------------------------------------------------------------------------------------------------------------------------
Income before income taxes and equity
 in joint venture............................    37,858              60,369            65,296              378,333          469,554
Provision for income taxes...................     3,786              16,517            21,548              112,738          153,703
------------------------------------------------------------------------------------------------------------------------------------
Income before equity in joint venture........    34,072              43,852            43,748              265,595          315,851

Equity in net income (loss) of joint
 venture.....................................    21,500              12,311            (2,989)              34,296          (10,585)
------------------------------------------------------------------------------------------------------------------------------------
Net income...................................    55,572              56,163            40,759              300,521          305,266

Preferred stock dividends....................         -                   -             2,588                   10           10,350
------------------------------------------------------------------------------------------------------------------------------------
Net income applicable to common
 stockholders................................    55,572              56,163            38,171              300,511          294,916
------------------------------------------------------------------------------------------------------------------------------------
Net income per common share
- Primary....................................     $0.52               $0.52             $0.39                $2.85            $3.02
- Fully diluted..............................     $0.52               $0.52             $0.39                $2.81            $2.92
------------------------------------------------------------------------------------------------------------------------------------
Shares used in per share calculation
- Primary....................................   106,799             107,318            98,636              105,575           97,510
- Fully diluted..............................   106,799             107,319           105,490              107,035          104,570

Advanced Micro Devices, Inc.
CONSOLIDATED BALANCE SHEETS
(Thousands)

                                                   December 31,     December 25,
                                                       1995             1994
                                                    (Audited)        (Audited)
--------------------------------------------------------------------------------
Assets
--------------------------------------------------------------------------------
Current assets:
  Cash, cash equivalents, and short-term
   investments..................................... $  490,647        $  377,854
  Accounts receivable, net.........................    275,733           337,107
  Inventories......................................    154,670           128,690
  Deferred income taxes............................    108,989            98,675
  Prepaid expenses and other current assets........     66,729            44,293
--------------------------------------------------------------------------------
      Total current assets.........................  1,096,768           986,619

  Property, plant, and equipment, net..............  1,636,092         1,264,211
  Investment in joint venture......................    176,821           124,588
  Other assets.....................................    121,587            70,284
--------------------------------------------------------------------------------
                                                    $3,031,268        $2,445,702
================================================================================
Liabilities and Stockholders' Equity
--------------------------------------------------------------------------------
Current liabilities:
  Notes payable to banks........................... $   27,070        $   32,459
  Accounts payable.................................    223,708           149,122
  Accrued compensation and benefits................    105,651           104,526
  Accrued liabilities..............................     79,092            82,570
  Litigation settlement............................          -            58,000
  Income tax payable...............................     56,297            53,795
  Deferred income on shipments to distributors.....    100,057            83,800
  Current portion of long-term debt and
   capital lease obligations.......................     29,861            27,895
--------------------------------------------------------------------------------
      Total current liabilities....................    621,736           592,167

Deferred income taxes..............................     94,439            42,518
Long-term debt and capital lease obligations,
 less current portion..............................    214,965            75,752
Stockholders' equity:
  Capital stock:
    Serial preferred stock, par value..............          -                34
    Common stock, par value........................      1,047               956
  Capital in excess of par value...................    735,825           698,673
  Retained earnings................................  1,363,256         1,035,602
--------------------------------------------------------------------------------
      Total stockholders' equity...................  2,100,128         1,735,265
--------------------------------------------------------------------------------
                                                    $3,031,268        $2,445,702
================================================================================